SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                       ----------------------------------
                                   FORM 8-K

                                CURRENT REPORT

         Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 May 23, 1997

                             ROYAL OAK MINES INC.
                ----------------------------------------------------
               (Exact name of registrant as specified in its charter)

                        Commission File Number 1-4350

ONTARIO, CANADA                           98-0160821
(State or other jurisdiction of           (I.R.S. Employer Identification
incorporation or organization)            No.)

c/o Royal Oak Mines (USA) Inc.
5501 Lakeview Drive
Kirkland,  Washington
U.S.A.                                     98033
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(Address of principal executive offices)   (Postal/Zip Code)

(425) 822-8992
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Registrant's telephone number, including
area code












Item 5.   Other Events

     On May 23, 1997, the Registrant issued the following press release:

[Royal Oak Mines Inc. Press Release Letterhead]



                     FOR IMMEDIATE RELEASE FROM KIRKLAND

                                 May 23, 1997




Royal Oak Announces Appointment of Chief Operating Officer

Royal Oak Mines Inc. (TSE and AMEX: RYO) announced today the appointment of Edmund Szol as Executive Vice President and Chief Operating Officer. Mr. Szol has been a member of the senior management team at Royal Oak for a number of years as a vice president.

Prior to joining Royal Oak, Mr. Szol was a vice president of Nerco Inc., a Fortune 500 natural resource company which had annual revenues in excess of $900 million from business units in coal, natural gas, gold and silver. Mr. Szol also served in a similar executive position at Bell Helicopter, a worldwide manufacturer of helicopters with revenues in excess of one billion dollars. Earlier in his career, Mr. Szol held management positions at General Electric, Ford and Allis Chalmers.

Mr. Szol has a Bachelor 's degree from Youngstown University, Youngstown, Ohio and attended the Advanced Executive Development Program at Harvard University.


For further information, contact:            or in Europe contact:

Mr. J. Graham Eacott                         Mr. David Williamson
Vice President, Investor Relations           David Williamson Associates Limited
Royal Oak Mines                              International Investor Relations
5501 Lakeview Drive                          78 Old Broad Street, 2nd Floor
Kirkland, WA 98033                           London, England  EC2M 1QP

Telephone:     (425) 822-8992                Telephone:     011-44-171-628-3989
Facsimile:     (425) 822-3552                Facsimile:     011-44-171-920-0563



SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                           ROYAL OAK MINES INC.


Date:   May 23, 1997                       By: /s/ James H. Wood
                                               James H. Wood
                                               Chief Financial Officer